UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

TO

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2014 (May 29, 2014)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 2, 2014, American Realty Capital Properties, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the U.S. Securities and Exchange Commission (the “SEC”) in which it reported the voting results in respect of proposals brought forth before its 2014 Annual Meeting of Stockholders (the “Annual Meeting”), which was held on May 29, 2014. At such meeting, the stockholders voted on four proposals, including a proposal by which the stockholders considered a non-binding advisory resolution regarding the frequency of their ratification of the Company’s named executive officers’ compensation (the “Say-on-Frequency Vote”).

As noted in the Original Form 8-K, Item 5.07(d) of Form 8-K requires the Company to file an Amended Current Report on Form 8-K/A to the Original Form 8-K within 150 calendar days of the Annual Meeting, or no later than October 26, 2014 in this case, reflecting how often the Company has chosen to hold the Say-on-Pay Vote (as defined below) until the next time the Say-on-Frequency Vote is required by the rules promulgated under the Securities Exchange Act of 1934, as amended.

In light of the above-described requirement, the Company has filed this Amended Current Report on Form 8-K/A (this “Amendment”) with the SEC to fulfill its requirements under Item 5.07(d) of Form 8-K and to report its decision to hold its vote on its named executive officers’ compensation (“Say-on-Pay Vote”) on an annual basis, another best practice it has adopted as it seeks to further enhance its corporate governance measures. This Amendment shall be read with the Original Form 8-K and does not otherwise amend or modify the Original Form 8-K but for the inclusion of the information herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

American Realty Capital Properties, Inc. to Hold Say-on-Pay Vote on an Annual Basis, Consistent with its Focus on Enhancing its Governance Practices

In consultation with its board of directors, as a best practice and in light of the voting results from the Annual Meeting in respect of the Say-on-Frequency Vote, the Company has adopted a policy by which it will hold a Say-on-Pay Vote on an annual basis until the next required Say-on-Frequency Vote (the Company’s 2020 Annual Meeting of Stockholders) or such time that the Company’s board of directors elects to amend such policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

October 23, 2014	By:	/s/ David S. Kay
	Name:	David S. Kay
	Title:	Chief Executive Officer